Exhibit 99.2

Ronald E. Seeholzer
Vice President
Investor Relations

FirstEnergy Corp.
76 S. Main Street
Akron, Ohio 44308
Tel 330-384-5415

March 23, 2010

TO THE INVESTMENT COMMUNITY:1

FirstEnergy Corp.’s Ohio electric utility operating companies Ohio Edison Company, The Cleveland Electric Illuminating Company (CEI) and The Toledo Edison Company (collectively, the Ohio Companies), today filed with the Public Utilities Commission of Ohio (PUCO) an Electric Security Plan (ESP).  The ESP was filed as a Stipulation and Recommendation in Case No. 10-388-EL-SSO and is available at www.puco.ohio.gov. This letter provides a summary of certain significant provisions of the ESP.

Overview of the ESP:

The ESP is a three-year plan that, if approved by the PUCO, commences June 1, 2011, and results in more certain rate levels for customers, timely recovery of PUCO-authorized charges, deferral of certain costs, promotes energy efficiency and economic development, and provides support for low-income customers.

The ESP incorporates and builds upon the substantial record developed in the Ohio Companies’ filing for a Market Rate Offer (MRO) in Case No. 09-906-EL-SSO and addresses the diverse interests and concerns of the signatory parties, including the Staff of the PUCO.  The Ohio Companies have requested PUCO approval of the ESP by May 5, 2010.

Major ESP Provisions:

▪
For the period beginning June 1, 2011, and extending through May 31, 2014, retail generation rates will be calculated based upon the results of a descending-clock competitive bidding process (CBP).  In this process, the Ohio Companies will seek to procure, on a slice-of-system basis, wholesale full requirements supply, including energy and capacity, resource adequacy requirements, and market-based transmission and ancillary services.  The bidding will occur initially for three products of varying lengths, and multiple bid processes will be conducted over the three-year term of the ESP.   The PUCO may order a load cap of 80% for the bidders, and FirstEnergy Solutions Corp. (FES) may participate subject to the same conditions as any other bidder.  The initial CBP will be conducted in July 2010 by CRA International (CRA), an independent bid manager.  CRA will select the winning bidders, but the PUCO may reject the results within 48 hours of the conclusion of any auction if that auction violated the CBP rules.  A detailed competitive bid timeline is included as Exhibits 1 and 2.

1 Please see the forward-looking statements at the end of this letter.

▪
The ESP provides certainty for cost recovery related to FirstEnergy’s integration into PJM Interconnection (PJM), which is scheduled for June 1, 2011.  Network integration transmission service and other non-market based Federal Energy Regulatory Commission (FERC) or regional transmission organization charges will be paid by the Ohio Companies and recovered from customers through a rider. This rider will include all Midwest Independent Transmission System Operator, Inc. (MISO) transmission expansion charges that were approved prior to June 1, 2011.  The Ohio Companies will not seek recovery for any MISO exit fees, PJM integration costs, or any legacy regional transmission expansion plan costs billed by PJM from June 1, 2011, through May 31, 2016, for projects approved prior to June 1, 2011.

▪	Ohio renewable energy resource requirements for June 1, 2011, through May 31, 2014, are expected to be met using a separate, future RFP process for renewable energy credits.

▪
The retail load of low-income customers participating in the Ohio Companies’ Percentage of Income Payment Plan (PIPP) will be excluded from the CBP and will instead be supplied by the Ohio Companies at a 6% discount from their price-to-compare.  The Ohio Companies will enter into a wholesale bilateral contract with FES for three years of power supply commencing June 1, 2011 to supply this load. PIPP customers represent approximately 2% of the Ohio Companies’ total retail sales.

▪
The generation service uncollectible rider established effective April 1, 2009 in the current Amended ESP will continue.  The rider will be reconciled quarterly to reflect actual uncollectible non-distribution costs from customers.

▪
Base distribution rates will remain unchanged during the term of the ESP, except in cases of emergencies, subject to riders and other changes provided in the Ohio Companies’ tariffs and subject to the significantly excessive earnings test.

▪
The ESP provides for the implementation of a delivery capital recovery rider with charges effective January 1, 2012, for recovery of certain taxes and for the opportunity to earn a return on and of plant-in-service associated with distribution, sub-transmission, general and intangible plant that was not included in the Ohio Companies’ rate base as determined in the last distribution rate case. This rider is limited to expenditures through May 31, 2014, and recovery is capped at $150 million for 2012, $165 million for 2013, and $75 million for the first five months of 2014.

▪
The significantly excessive earnings test will specifically exclude the impact of: 1) a reduction of equity resulting from any write-off of goodwill; 2) deferred carrying charges; and 3) any additional liability or write-off of regulatory assets due to implementing this ESP.

▪
The ESP provides for the continued accrual and recovery of deferrals previously approved by the PUCO, including carrying charges.  The Ohio Companies may seek to accelerate the recovery of 2006/2007 deferred fuel expenses and 2009 CEI purchased power deferrals.  Additional information regarding deferrals is included as Exhibit 3.

▪
The signatory parties agree to withdraw, and also recommend the PUCO withdraw, from FERC cases related to FirstEnergy’s integration into PJM and also agree not to object to recovery of other costs associated with FirstEnergy’s integration into PJM.  In addition, the parties agree that the PUCO should not assert jurisdiction and review of the proposed FirstEnergy/Allegheny Energy, Inc. merger.

▪	The ESP promotes economic development, provides rate discounts for qualifying customers, and supports energy efficiency.

▪	The ESP is conditioned upon all necessary FERC approvals to carry out the terms and conditions of the ESP.

Upcoming FirstEnergy Investor Events

Soleil Securities Diversified Utility & Energy Conference
April 1, 2010
New York, NY

1st Quarter, 2010 Earnings Release Conference Call
May 4, 2010

Deutsche Bank Energy, Utilities and Power Conference
May 11, 2010
Washington, D.C.

If you have any questions concerning the information in this update, please contact me at (330) 384-5415, Irene Prezelj, director of Investor Relations, at (330) 384-3859, or Rey Jimenez, manager of Investor Relations, at (330) 761-4239.

Sincerely,

Ronald E. Seeholzer
Vice President, Investor Relations

 Exhibit 1.

Procurement Date	Tranches Procured	Delivery Periods June 2011 June 2012 June 2013 June 2014
July 2010	17	12 month June 2011 thru May 2012
	17	24 month June 2011 thru May 2013
	16	36 month June 2011 thru May 2014
October 2010	17	12 month June 2011 thru May 2012
	17	24 month June 2011 thru May 2013
	16	36 month June 2011 thru May 2014
July 2011	34	2 year June 2012 thru May 2014
July 2012	34	1 year June 2013 thru May 2014

Exhibit 2.

CBP 2010 Timeline
Auction	Date	Activity
1	Thursday, April 8, 2010	CBP Information Website goes live
1	Thursday, April 15, 2010	Information Session #1
1	Friday, April 23, 2010	Deadline: CRA announces tranche target and tranche size (% and MW)
1	Friday, April 30, 2010	Information Session #2
1	Tuesday, May 18, 2010	Deadline to submit Part 1 Applications
1	Thursday, June 3, 2010	Information Session #3 (if needed)
1	Wednesday, June 9, 2010	Information Session #4 (if needed)
1	Wednesday, June 9, 2010	Deadline: CRA announces any update to the tranche size (MW)
1	Tuesday, June 15, 2010	Deadline to submit Part 2 Applications
1	Wednesday, June 30, 2010	Bidder User Manuals Distributed
1	Thursday, July 8, 2010	Mock Auction for Registered Bidders
1	Thursday, July 8, 2010	Deadline: CRA announces starting price to Registered Bidders
1	Tuesday, July 13, 2010	Auction for Registered Bidders
1	Tuesday, July 13, 2010	CRA notifies Companies and PUCO of results
1	Monday, July 19, 2010	SSO Master Agreement Signed

2	Friday, July 30, 2010	Information Session #1
2	Tuesday, August 10, 2010	Deadline: CRA announces tranche target and tranche size (% and MW)
2	Friday, August 20, 2010	Information Session #2
2	Wednesday, August 25, 2010	Deadline for Bidders to submit new or updated Part 1 Applications
2	Thursday, September 9, 2010	Information Session #3 (if needed)
2	Wednesday, September 15, 2010	Information Session #4 (if needed)
2	Wednesday, September 15, 2010	Deadline: CRA announces any update to the tranche size (MW)
2	Tuesday, September 21, 2010	Deadline to submit Part 2 Applications
2	Wednesday, September 29, 2010	Bidder User Manuals Distributed
2	Thursday, October 7, 2010	Mock Auction for Registered Bidders
2	Thursday, October 7, 2010	Deadline: CRA announces starting price to Registered Bidders
2	Tuesday, October 12, 2010	Auction for Registered Bidders
2	Tuesday, October 12, 2010	CRA notifies Companies and PUCO of results
2	Monday, October 18, 2010	SSO Master Agreement Signed

	Wednesday, June 1, 2011	Power Flow

Exhibit 3.

ESP Deferrals Summary			Amount* (in millions)
(1)	2006/2007 Deferred Fuel Expense		$227
	Company	Total
	OE	$115.1
	CEI	$79.4
	TE	$32.2
	Total	$226.7
Balance as of 12/31/09 Recovery begins 1/1/11 over a 25 year period*
(2)	CEI Purchased Power Deferrals		$142
	Balance as of 12/31/09 Recovery begins 6/1/11 over a period not to exceed 10 years*
*	Recovery periods stated above are those approved in Case No. 08-935-EL-SSO. Per the terms of this Stipulation, the Ohio Companies may request accelerated recovery of these deferred costs.

Forward-looking Statements
This Letter to the Investment Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry and legislative and regulatory changes affecting how generation rates will be determined following the expiration of existing rate plans in Pennsylvania, the impact of the regulatory process on the pending matters in Ohio, Pennsylvania and New Jersey, business and regulatory impacts from American Transmission Systems, Incorporated's realignment into PJM Interconnection, L.L.C., economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy's regulated utilities to collect transition and other charges or to recover increased transmission costs, operating and maintenance costs being higher than anticipated, other legislative and regulatory changes, revised environmental requirements, including possible greenhouse gas emission regulations, the potential impacts of the U.S. Court of Appeals' July 11, 2008 decision requiring revisions to the Clean Air Interstate Rules and the scope of any laws, rules or regulations that may ultimately take their place, the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated or that certain generating units may need to be shut down) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation or other similar potential regulatory initiatives or actions, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the Nuclear Regulatory Commission, Metropolitan Edison Company's and Pennsylvania Electric Company's transmission service charge filings with the Pennsylvania Public Utility Commission, the continuing availability of generating units and their ability to operate at or near full capacity, the ability to comply with applicable state and federal reliability standards, the ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the ability to improve electric commodity margins and to experience growth in the distribution business, the changing market conditions that could affect the value of assets held in FirstEnergy's nuclear decommissioning trusts, pension trusts and other trust funds, and cause it to make additional contributions sooner, or in an amount that is larger than currently anticipated, the ability to access the public securities and other capital and credit markets in accordance with FirstEnergy's financing plan and the cost of such capital, changes in general economic conditions affecting the company, the state of the capital and credit markets affecting the company, interest rates and any actions taken by credit rating agencies that could negatively affect FirstEnergy's access to financing or its costs or increase its requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees, the continuing decline of the national and regional economy and its impact on the company's major industrial and commercial customers, issues concerning the soundness of financial institutions and counterparties with which FirstEnergy does business, the expected timing and likelihood of completion of the proposed merger with Allegheny Energy, Inc., including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed merger that could reduce anticipated benefits or cause the parties to abandon the merger, the diversion of management's time and attention from our ongoing business during this time period, the ability to maintain relationships with customers, employees or suppliers as well as the ability to successfully integrate the businesses and realize cost savings and any other synergies and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect and the risks and other factors discussed from time to time in its Securities and Exchange Commission filings, and other similar factors. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.